                                                                      Exhibit 21


Name of Subsidiary                                                              State of Formation
------------------                                                              ------------------
Project Development Group, Inc.                                                         PA

PDG, Inc.                                                                               PA

Enviro-Tech Abatement Services Co.                                                      NC

PDG/Philip, L.P.                                                                        PA

PDG of Delaware, Inc.*                                                                  DE

DPI Energy, Inc.*                                                                       PA

Asbestemps, Inc.*                                                                       DE

Applied Environmental Technology, Inc.*                                                 DE

Applied Consulting & Technical Services, Inc.*                                          DE



*Inactive subsidiaries